UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2011

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

A123 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 31, 2011 (the “Original Report”), by A123 Systems, Inc. (the “Company”), in order to supplement the information disclosed under “Item 5.07 Submission of Matters to a Vote of Security Holders” regarding the results of voting at the Company’s Annual Meeting of Stockholders held on May 25, 2011 (the “2011 Annual Meeting”). Except as expressly set forth herein, this amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.07                     Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting, its stockholders selected, on an advisory basis, the holding of an advisory vote on the compensation of the Company’s named executive officers annually. Based on the Board of Directors’ recommendation and the stockholder voting results for this proposal at the 2011 Annual Meeting, the Company’s Board of Directors has determined that the Company will hold future stockholder advisory votes on the compensation of its named executive officers on an annual basis until the next required advisory vote of the Company’s stockholders on the frequency of stockholder advisory votes on executive compensation, or the Board of Directors otherwise determines that a different frequency for such advisory vote is in the best interests of the stockholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: October 17, 2011	By:	/s/ ERIC J. PYENSON
Eric J. Pyenson
Vice President and General Counsel